Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

among

EVOLENT HEALTH, INC.

EVOLENT HEALTH LLC

and

CERTAIN CLASS B MEMBERS OF EVOLENT HEALTH LLC

Dated as of October 1, 2018

i

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of October 1, 2018 (this “Agreement”), is among Evolent Health, Inc., a Delaware corporation (“Evolent Health, Inc.”), Evolent Health LLC, a Delaware limited liability company (the “Company”) and the holders of Class B common units in the Company listed on Exhibit A hereto (collectively, the “Class B Members”). Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, this Agreement is being entered into in connection with consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among Evolent Health, Inc., the Company, Element Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, NCIS Holdings, Inc., a Delaware corporation, and New Century Investment, LLC, a Delaware limited liability company, solely in its capacity as representative (the “Merger Closing”);

WHEREAS, in connection with the Merger Closing and the other transactions contemplated by the Merger Agreement, Evolent Health, Inc. will issue Class B Shares and the Company will issue Class B Common Units to the Class B Members as set forth in the Merger Agreement;

WHEREAS, the parties hereto desire to provide for the possible future exchange following the Merger Closing of Class B common units (together with a transfer to Evolent Health, Inc. of the corresponding number of Class B Shares), for Class A Shares on the terms and subject to the conditions set forth herein;

WHEREAS, neither Evolent Health, Inc. nor the Company shall have any obligation to acquire from a Class B Member any Class B common units and Class B Shares unless such Class B Member exercises its Exchange Right with respect to such Class B common units and Class B Shares in accordance herewith; and

WHEREAS, the parties intend that an Exchange consummated hereunder be treated for U.S. federal income tax purposes, to the extent permitted by law, as a taxable sale of Class B common units and Class B Shares.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINED TERMS

Section 1.01Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” is defined in the preamble.

“Business Combination Transaction” is defined in the Amended and Restated Certificate of Incorporation of Evolent Health, Inc.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized by law to close.

“Class A Shares” means shares of Class A common stock, par value $0.01 per share, of Evolent Health, Inc.

“Class B common units” is defined in the Operating Agreement.

“Class B Member” is defined in the preamble.

“Class B Shares” means shares of Class B common stock, par value $0.01 per share, of Evolent Health, Inc.

“Closing” means the closing of an Exchange pursuant to Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Company” is defined in the preamble.

“Evolent Health, Inc.” is defined in the preamble.

“Exchange,” when used as a noun, means an exchange by a Class B Member of one or more Class B common units (together with a transfer to Evolent Health, Inc. of the corresponding number of Class B Shares), for Class A Shares. “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Rate” means the number of Class A Shares for which a Class B common unit (together with the corresponding number of Class B Shares) is entitled to be Exchanged, as provided in Section 2.01(a), subject to adjustment as provided in Section 2.02.

“Exchange Request” means a written notice to the Company, delivered at least three Business Days in advance of the Closing of the Exchange, setting forth the number of Class B common units (and the corresponding number of Class B Shares) to be Exchanged.

“Exchange Right” means the right of a Class B Member to Exchange from time to time one or more Class B common units (together with the corresponding number of Class B Shares).

“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Closing” is defined in the preamble.

“Notice” is defined in Section 4.02.

“Operating Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of June 4, 2015, as such agreement may be amended from time to time.

“Permitted Transferee” is defined in the Operating Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Restricted Class A Shares” is defined in Section 3.01.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Section 1.02Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. Any capitalized term used in any Exhibit and not otherwise defined therein has the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
EXCHANGE

Section 2.01Exchanges.

(a)Permissible Exchanges.

(i)Upon the terms and subject to the conditions of this Article 2, each Class B Member may, at any time and from time to time, elect to Exchange in one or more Exchanges up to 100% of the Class B Member’s Class B common units (together with the corresponding number of Class B Shares) by delivering an Exchange Request to the Company, with a copy to Evolent Health, Inc.

(ii)Each Exchange Request shall set forth the number of Class B common units (together with the corresponding number of Class B Shares) such Class B Member wishes to Exchange at the applicable Closing.

(iii)Each Class B Member shall represent in the Exchange Request that such Class B Member owns the Class B common units and Class B Shares to be delivered at the applicable Closing pursuant to Section 2.01(d)(i) and Section 2.01(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Operating Agreement, and, if there are any Liens identified in the Exchange Request, such Class B Member shall covenant that such Class B Member will deliver at the applicable Closing evidence reasonably satisfactory to the Company that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Operating Agreement) have been released.

(iv)Upon delivery to the Company, no Exchange Request may be revoked less than three Business Days prior to the scheduled Closing of the applicable Exchange (and the Company shall have received notice of such revocation no later than such third Business Day) unless the Class B Member that has delivered such Exchange Request reimburses all out-of-pocket costs incurred by Evolent Health, Inc. or the Company with respect to such requested Exchange.

(v)No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Company, such Exchange would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code; provided that an Exchange will not be prohibited on this basis so long as the Company continues to satisfy the “private placements” safe harbor pursuant to Section 1.7704-1 of the Treasury Regulations promulgated under such Section 7704 of the Code.

(vi)Each Exchange pursuant to this Section 2.01(a) shall be at the Exchange Rate in effect at the applicable Closing.

(b)Closing.

(i)If an Exchange Request has been delivered pursuant to Section 2.01(a)(i), then (subject to Section 2.01(c)) the Closing of such Exchange shall occur within three Business Days of the delivery of such Exchange Request or such later time as requested by the Exchanging Class B Member.

(ii)If Evolent Health, Inc. enters into an agreement to consummate a Business Combination Transaction, Evolent Health, Inc. shall give each Class B Member at least five Business Days’ notice of the closing thereof and, upon the written request of a Class B Member, Evolent Health, Inc. shall cause such agreement to (and shall not enter into any such agreement unless it does) provide that such Class B Member shall be entitled to Exchange its Class B common units (together with the corresponding number of Class B Shares) immediately prior to the closing of the Business Combination Transaction in order for such Class B Member to be able to receive the amount and type of consideration payable pursuant to such Business Combination Transaction to holders of Class A Shares. If any Person commences a tender offer or exchange offer for any of the outstanding shares of Evolent Health, Inc.’s stock, upon the written request of a Class B Member, Evolent Health, Inc. shall entitle such Class B Member, at the request of such Class B Member, to

Exchange its Class B common units (together with the corresponding number of Class B Shares) immediately prior to and contingent upon the consummation of such tender offer or exchange offer in order for such Class B Member to participate in such tender offer or exchange offer. Notwithstanding anything to the contrary in the foregoing, in the event that board of directors of Evolent Health, Inc. approves a Business Combination Transaction and determines in good faith that such Business Combination Transaction involves a bona fide third party and is not for the primary purpose of causing an Exchange hereunder, then upon at least five Business Days’ notice, the mandatory Exchange of all outstanding Class B common units (together with the corresponding number of Class B Shares) shall occur in accordance with the following sentence. The Closing for any Exchange in which Class A Shares are delivered occurring pursuant to this Section 2.01(b)(ii) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination Transaction, tender offer or exchange offer, as applicable, and such Exchange shall be null and void if such Business Combination Transaction, tender offer or exchange offer, as applicable, shall fail to be consummated.

(iii)Upon receiving notice of an Exchange Request under Section 2.01(a)(i), the Company may elect to cause Evolent Health, Inc. to effect the Exchange under Section 2.01(d) and deliver to the Exchanging Class B Member the number of Class A Shares that such Class B Member is entitled to receive in the Exchange. In all other cases, the Company shall effect the Exchange and, at the time of the Closing of any such Exchange, Evolent Health, Inc. shall contribute to the Company the number of Class A Shares that such Class B Member is entitled to receive in the Exchange.

(iv)Upon the occurrence of a Closing, (A) all rights of the Exchanging Class B Member as holder of the Class B common units (and corresponding number of Class B Shares) being Exchanged shall terminate, (B) the Class B Shares delivered at the Closing shall be automatically cancelled on the books and records of Evolent Health, Inc. and shall no longer be deemed to be issued and outstanding capital stock of Evolent Health, Inc., (C) the Class B common units delivered at the Closing to the Company or Evolent Health, Inc., as applicable, shall automatically be cancelled on the books and records of the Company and shall no longer be deemed to be issued and outstanding membership interests of the Company, and (D) such Exchanging Class B Member, or such other Person in whose name such Exchanging Class B Member has requested the shares be registered, shall be treated for all purposes as the holder of any Class A Shares delivered at the Closing.

(v)The Class A Shares to be received in the Exchange shall be registered in such names and in such denominations as the Exchanging Class B Member shall request in writing not later than one Business Day prior to Closing.

(c)Closing Conditions.

(i)The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange.

(ii)The obligation of the Company and Evolent Health, Inc. to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the delivery by the Exchanging Class B Member of the items specified in clauses (i), (ii) and (iii) of Section 2.01(d) and

(B) the good faith determination by Evolent Health, Inc. that such Exchange would not be prohibited by applicable law or regulation and would not violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company or Evolent Health, Inc. is subject.

(d)Closing Deliveries. At or prior to each Closing, with respect to each Class B Member that requests the Exchange contemplated for such Closing:

(i)to the extent that such Class B Member’s Class B common units are certificated, such Class B Member shall deliver to the Company or Evolent Health, Inc., as applicable, one or more certificates representing the number of Class B common units specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Company or Evolent Health, Inc., as applicable, duly executed in blank by such Class B Member or such Class B Member’s duly authorized attorney, to be Exchanged based on the Exchange Rate in effect at the applicable Closing;

(ii)to the extent such Class B Member’s Class B Shares are certificated, such Class B Member shall deliver to the Company or Evolent Health, Inc., as applicable, one or more certificates representing the number of Class B Shares specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Company or Evolent Health, Inc., as applicable, duly executed in blank by such Class B Member or such Class B Member’s duly authorized attorney;

(iii)such Class B Member shall represent in writing, and at the Company’s or Evolent Health, Inc.’s request, deliver confirmatory evidence reasonably satisfactory to the Company or Evolent Health, Inc., as applicable, that no Liens exist on the Class B common units and Class B Shares delivered pursuant to Sections 2.01(d)(i) and 2.01(d)(ii) (other than transfer restrictions imposed by or under applicable securities laws, the Operating Agreement and this Agreement), or that any such Liens have been released;

(iv)if such Class B Member delivers to the Company or Evolent Health, Inc., pursuant to Section 2.01(d)(i) or 2.01(d)(ii), a certificate representing a number of Class B common units or Class B Shares that is greater than the number of Class B common units or Class B Shares specified in the applicable Exchange Request, the Company or Evolent Health, Inc. will deliver to such Class B Member certificates representing the excess Class B common units or Class B Shares, as applicable; and

(v)The Company or Evolent Health, Inc., as applicable, shall deliver, or cause to be delivered, to such Class B Member the number of Class A Shares that such Class B Member is entitled to receive in the Exchange, registered in such names and such denominations as such Class B Member requested pursuant to Section 2.01(b)(iv).

(e)Tax Treatment. Unless otherwise required by an applicable change in law, the parties hereto acknowledge and agree that the Exchanges, if effected by the Company, will be treated as “disguised sales” of the Class B common units to Evolent Health, Inc. under Section 707 of the Code.

Section 2.02Adjustment. On the date hereof, the Exchange Rate shall be 1 for 1. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit or stock split, unit or stock distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of the Class B common units or Class B Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class A Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class B common units and Class B Shares. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Class B Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Class B Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 2.02 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 2.03Expiration. In the event that the Company is dissolved, liquidated or wound up pursuant to the Operating Agreement or otherwise, any Exchange Right shall expire upon final distribution of the assets of the Company pursuant to the terms and conditions of the Operating Agreement.

Section 2.04Reservation of Class A Shares; Listing. Evolent Health, Inc. shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, the maximum number of Class A Shares as shall be issuable upon Exchange of all outstanding Class B common units and Class B Shares; provided that nothing contained herein shall be construed to preclude Evolent Health, Inc. from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of Evolent Health, Inc.). If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an Exchange, Evolent Health, Inc. shall use reasonable efforts to cause such Class A Shares to be duly registered or approved, as the case may be. Evolent Health, Inc. shall list and use its reasonable efforts to maintain the listing of the Class A Shares required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding Class A Shares are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Evolent Health, Inc. covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 2.05Recapitalization. This Agreement shall apply to the Class B common units held by the Class B Members and their Permitted Transferees as of the date hereof, as well as any Class B common units hereafter acquired by a Class B Member and its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class B common units” shall be deemed to include, any security, securities or other property of the Company that may be issued in respect of, in exchange for or in substitution of Class B common units, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Section 2.06Removal of Impediments to Exchange. The Company and Evolent Health, Inc. shall use reasonable best efforts to remove any impediment that in the good faith judgment of the Company and Evolent Health, Inc. would cause any Exchange to be prohibited by applicable law or regulation or that would cause any Exchange to violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company or Evolent Health, Inc. is subject.

ARTICLE 3
TRANSFER RESTRICTIONS

Section 3.01General Restrictions on Transfer.

(a)Each Class B Member understands and agrees that the Class A Shares received by such Class B Member in any Exchange (any such Class A Shares, “Restricted Class A Shares”) may not be transferred except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)Without limitation of Section 3.01(a), each Class B Member understands and agrees that, unless exchanged pursuant to an effective registration statement under the Securities Act, the Restricted Class A Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Class B Member agrees that it shall not Transfer any Restricted Class A Shares (or solicit any offers in respect of any Transfer of any Restricted Class A Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(c)Any attempt to transfer any Restricted Class A Shares not in compliance with this Agreement shall be void ab initio, and Evolent Health, Inc. shall not, and shall cause any transfer agent not to, give any effect in Evolent Health, Inc.’s stock records to such attempted transfer.

Section 3.02Legends.

(a)In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for Restricted Class A Shares issued to a Class B Member (or any of such Class B Member’s Permitted Transferees) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.
(b)If any Restricted Class A Share is eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if Evolent Health, Inc. shall so request) by an opinion of counsel reasonably acceptable to Evolent Health, Inc., Evolent Health, Inc. shall issue to such holder a new certificate evidencing such Restricted Class A Share without the legend required by Section 3.02(a) endorsed thereon.

Section 3.03Permitted Transferees. Subject to this Article 3, each Class B Member acquiring Restricted Class A Shares may at any time transfer any or all of its Restricted Class A Shares to one or more of its Permitted Transferees or to any other Person in a transaction not in contravention of, and in accordance with, the Operating Agreement, so long as the transfer to such transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

ARTICLE 4
OTHER AGREEMENTS; MISCELLANEOUS

Section 4.01Expenses. Each party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that Evolent Health, Inc. shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange and Evolent Health, Inc. shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but Evolent Health, Inc. shall not be obligated to bear, and shall be reimbursed by the applicable Class B Member for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any certificate is to be issued pursuant to Section 2.01(d)(v) in a name other than that of the Class B Member that requested the Exchange, then the Person or Persons requesting the issuance thereof shall pay to Evolent Health, Inc. the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Evolent Health, Inc. that such tax has been paid or is not payable.

Section 4.02Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.02), email or nationally recognized overnight courier, addressed to such party at the address, facsimile number or email address on file with the Company, or below with respect to Evolent Health, Inc., or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

if to Evolent Health, Inc., to:

800 N. Glebe Road, Suite 500
Arlington, VA 22203
Telephone: (571) 389-6056
Facsimile: (571) 389-6001
Attention: Jonathan Weinberg
E-mail: JWeinberg@evolenthealth.com

with a copy (which shall not constitute notice to Evolent Health, Inc.) to:

Bass, Berry & Sims PLC
150 Third Ave. South, Suite 2800
Nashville, Tennessee 37201
Attention: Angela Humphreys
Email: ahumphreys@bassberry.com

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.02, if sent prior to 10:00 p.m. New York City time and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.
Section 4.03Permitted Transferees. To the extent that a Class B Member (or an applicable Permitted Transferee of such Class B Member) validly transfers after the date hereof any or all of its Class B common units and corresponding Class B Shares to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the Operating Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to Evolent Health, Inc. Upon execution of any such joinder, such transferee shall, with respect to such transferred Class B common units and Class B Shares, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Class B common units and Class B Shares that were not so transferred.

Section 4.04Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.05Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 4.06Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Operating Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

Section 4.07Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.08Dispute Resolution. The provisions of Article 13 of the Operating Agreement are hereby incorporated herein in their entirety.

Section 4.09Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 4.10Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 4.02. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 4.02) in any suit, action or proceeding brought in such courts.

Section 4.11WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.12Amendments; Waivers.

a.No provision of this Agreement may be amended or waived unless such amendment or waiver is approved by a majority of the board of directors of Evolent Health, Inc., the Company and a majority of the Class B Members (only to the extent they hold any Class B common units) and their respective Permitted Transferees.

b.No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.13Assignment. Except as contemplated by Section 4.03 and except that the rights to have a legend removed from a certificate representing Restricted Class A Shares in accordance with Section 3.02(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

Section 4.14Tax Treatment. The parties to this Agreement intend that this Agreement shall be treated as part of the partnership agreement of the Company pursuant to Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Except as otherwise required by an applicable change in law: (a) the parties shall report an Exchange consummated hereunder as a taxable sale of Class B common units by a Class B Member to Evolent Health, Inc., in which sale the consideration shall be the Class A Shares; and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 4.15Effective Date. This Agreement shall become effective upon the Merger Closing. In the event the Merger Agreement terminates, this Agreement will terminate and be of no further force or effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

EVOLENT HEALTH, INC.: EVOLENT HEALTH, INC.

By: /s/ Seth Blackley
Name: Seth Blackley
Title: President
COMPANY: EVOLENT HEALTH LLC

By: /s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: Secretary

[Signature page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

CLASS B MEMBERS:

By: /s/ Michael Mirt
Michael Mirt

By: /s/ Anthony Masso
Anthony Masso

MARA ELIZABETH MADDOX IRREVOCABLE
DEED OF TRUST DATED DECEMBER 6, 2012

By: /s/ Anthony R. Masso
Name: Anthony R. Masso
Title: Trustee

HUMANA INC.

By: /s/ Ralph M. Wilson
Name: Ralph M. Wilson
Title: Vice President and Associate General Counsel

By: /s/ Andrew Hertler
Andrew Hertler

By: /s/ Gregory R. Hembrock
Gregory R. Hembrock

By: /s/ Giselle Habeych
Giselle Habeych

By: /s/ Paige Fretwell
Paige Fretwell

By: /s/ Atul Dhir
Atul Dhir

[Signature page to Exchange Agreement]

STEVEN D. COSLER TTEE U/A DTD 8/10/2005
STEVEN D. COSLER REVOCABLE TRUST

By: /s/ Steven D. Cosler
Name: Steven D. Cosler
Title: Trustee

By: /s/ Santosh Dave
Santosh Dave

By: /s/ Christopher Nee
Christopher Nee

By: /s/ Michael Sturgill
Michael Sturgill

By: /s/ Fernando Villacian
Fernando Villacian

By: /s/ Joaquin Baralt
Joaquin Baralt

By: /s/ Joseph M. Perez
Joseph M. Perez

[Signature page to Exchange Agreement]